   As filed with the Securities and Exchange Commission on December 24, 1998

                                                      Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                     ---------------------------------------

                     American Science and Engineering, Inc.
                  --------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

           Massachusetts                                     04-2440991
   -------------------------------                 -----------------------------
   (State or Other Jurisdiction of                       (I.R.S. Employer
   Incorporation or Organization)                       Identification. No.)


                   829 Middlesex Turnpike, Billerica, MA 01821
                 -----------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 ---------------

                     AMERICAN SCIENCE AND ENGINEERING, INC.
                      1998 Non-Qualified Stock Option Plan
                    ----------------------------------------
                            (Full Title of the Plan)

                          Jeffrey A. Bernfeld, Esquire
                     American Science and Engineering, Inc.
                             829 Middlesex Turnpike
                         Billerica, Massachusetts 01821
                     ---------------------------------------
                     (Name and Address of Agent for Service)

                                 (978) 262-8700
                              --------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE
------------------------------- ------------------- ------------------ -------------------- ------------------------
                                                        Proposed            Proposed
                                      Amount             Maximum        Maximum Aggregate
    Title of Each Class of            to be          Offering Price    Offering Price (1)          Amount of
 Securities to be Registered        Registered        Per Share (1)                            Registration Fee
------------------------------- ------------------- ------------------ -------------------- ------------------------

Common Stock,                       300,000(2)         $10.32(3)          $3,096,000(3)        $860.69
$.66 2/3 par value

Rights to Purchase                  300,000              0(5)                 0(5)                   0(5)
Common Stock (4)
------------------------------- ------------------- ------------------ -------------------- ------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

         (1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.
         (2) Such presently indeterminable number of additional shares of Common Stock are also registered hereunder as may be issued in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in Common Stock.
         (3) Based upon the average high and low prices for the Registrant's Common Stock, $.66 2/3 par value (the "Common Stock"), on December 22, 1998 as reported by the American Stock Exchange.

         (4) On April 9, 1998, the Board of Directors of the Registrant declared a dividend distribution of one right (the "Rights") for each outstanding share of Common Stock. The 300,000 Rights registered hereby consist of 300,000 Rights which may be issued with shares of Common Stock issuable upon exercise of options granted or to be granted under the Registrant's 1998 Non-Qualified Stock Option Plan.

          (5) The Rights are not separately transferable apart from the Common Stock, nor are they exercisable until the occurrence of certain events. Accordingly, no independent value has been attributed to the Rights.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents are hereby incorporated by reference into this Registration Statement:

         (a)      The Registrant's latest Annual Report filed pursuant to
                  Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either the Registrant's:
                  (i) latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed; or (ii) effective Registration Statement on Form 10 filed under the Exchange Act containing audited financial statements for the Registrant's latest fiscal year;

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's documents referred to in (a) above; and

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A (File No. 1-06549) filed under the Exchange Act with the Securities and Exchange Commission ("Commission") including any amendment or report filed for the purposes of updating such description.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the shares of Common Stock to be issued in accordance with the American Science and Engineering, Inc. 1998 Non-Qualified Stock Option Plan has been passed upon for the Registrant by Brown, Rudnick, Freed & Gesmer, One Financial Center, Boston, Massachusetts 02111.

Item 6.  Indemnification of Directors and Officers.

        Section 67 of Chapter 156B of the Massachusetts General Laws permits the indemnification of directors and officers to the extent authorized by the Articles of Organization or By-Laws of a corporation or by a vote of the stockholders. Except as otherwise provided by the Articles of Organization or By-Laws, indemnification of persons who are not directors of a corporation may be provided to the extent authorized by the directors. No indemnification may be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

        Article VI of the Registrant's By-Laws provides, in substance, that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit, by reason of the fact that he is or was serving as a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, trustee or officer of another corporation or entity. The indemnification provisions apply to expenses actually incurred by such person in connection with any civil action, suit or proceeding to which such person may be made a party, or by which such person shall be threatened, by reason of any alleged act or failure to act in his present or former capacity as a director or officer of the Registrant or as a director, trustee or officer of such affiliated corporation or entity. No person, however, has the right to indemnification in relation to any matter as to which such person shall have been finally adjudged in any legal proceeding not to have acted in good faith and the reasonable belief that the person's action was in the best interest of the Registrant. In the event of any settlement of any action, suit or proceeding, the right to indemnification is limited to matters as to which the Registrant is advised by counsel that such settlement is reasonable and that such person has acted in good faith and the reasonable belief that his action was in the best interest of the Registrant. The right of indemnification contained in the Registrant's By-Laws is non-exclusive and is in addition to any other rights such person may have.

         The Registrant has also entered into indemnification agreements with all of its directors and executive officers (the "Indemnitees"). In general, these agreements provide that the Registrant will indemnify and advance expenses to the Indemnitees to the fullest extent permitted by law. More specifically, the Registrant must indemnify the Indemnitees if, by reason of the Indemnitee's corporate status, the Indemnitee is, or is threatened to be made, a party to or is otherwise involved in any legal proceeding brought by: (1) persons other than the Registrant; or (2) or in the right of the Registrant. The Indemnitee will only be indemnified, however, if the Indemnitee acted in good faith and is adjudged not to have received an improper personal benefit. In a claim brought by or on behalf of the Registrant, no indemnification will be made if the Indemnitee is adjudged to be liable to the Registrant unless a court deciding the matter decides otherwise. Finally, notwithstanding the foregoing discussion, if an Indemnitee is successful on the merits of a proceeding, the Indemnitee will be indemnified to the maximum extent permitted by law from all expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred.


Item 7.  Exemption From Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

Exhibit No.          Description of Exhibit
-----------          ----------------------

4.1 Restated Articles of Organization of the Registrant, as amended by: (a) Articles of Amendment dated October 29, 1976; (b) Articles of Amendment dated May 17, 1976;
                     (c) Articles of Amendment dated March 28, 1973;
                     (d) Articles of Amendment dated November 5, 1996 (filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 filed May 28, 1997 with respect to the Registrant's Executive Incentive Plan and incorporated herein by reference); and (e) Certificate of Vote of Directors Establishing a Class or Series of Stock dated April 14, 1998.

4.2 By-Laws of the Registrant, as amended (filed as Exhibit 2(a)(iii) to the Registrant's Registration Statement on Form S-7 (Registration No. 2-56452) (the "Form S-7"), and incorporated herein by reference).

4.3 Specimen Certificate of Common Stock (filed as Exhibit 2(a)(i) to the Form S-7 and incorporated herein by reference).

4.4 Common Stock Purchase Warrant dated July 18, 1995, issued in the name of Grayson & Associates (filed as Exhibit 4.6 to the Registrant's Registration Statement on Form S-3 (Registration No. 33-61903) (the "Form S-3") and incorporated herein by reference).

4.5 Subscription Agreement dated July 8, 1995, between the Registrant and Samuel International Investors, L.D.C. (filed as Exhibit 4.7 to the Form S-3 and incorporated herein by reference).

4.6 Common Stock Purchase Warrant in the form issued to certain of the Registrant's lenders, with schedule of lenders, exercise prices and share amounts attached (filed as Exhibit 4.8 to the Registrant's Form S-3 and incorporated herein by reference).

4.7 Shareholder Rights Agreement (the "Rights Agreement") dated as of April 17, 1998 between Registrant and American Stock Transfer & Trust Co., Inc., as Rights Agent (filed as
                     Exhibit 4 to the Current Report on Form 8-K of the Registrant filed on April 15, 1998).

5                    Legal Opinion of Brown, Rudnick, Freed & Gesmer.

23.1 Consent of Brown, Rudnick, Freed & Gesmer (contained within its legal opinion filed as Exhibit 5 hereof).

23.2                 Consent of Arthur Andersen LLP.

24 Power of Attorney (included on the Signature Page of this Registration Statement).

99                   American Science and Engineering, Inc. 1998 Non-Qualified
                     Stock Option Plan.

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under "Item 6 --- Indemnification of Directors and Officers" above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                                 THE REGISTRANT

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Billerica, Commonwealth of Massachusetts, on December 23, 1998.

                                  American Science and Engineering, Inc.
                                  (Registrant)

                                  /s/Ralph S. Sheridan
                                  -------------------------------------
                                  By:  Ralph S. Sheridan, President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph S. Sheridan, Lee C. Steele and Jeffrey A. Bernfeld, and each of them (with full power to each of them to act alone), his and true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Name                                     Capacity                                      Date
----                                     --------                                      ----

/s/Ralph S. Sheridan                     President, Chief Executive                    December 23, 1998
---------------------------
Ralph S. Sheridan                        Officer and Director
                                         (Principal Executive
                                         Officer)


                                       9

/s/Lee C. Steele                         Vice President, Chief Financial               December 23, 1998
---------------------------              Officer and Treasurer (Principal
Lee C. Steele                            Financial Officer)

/s/Herman Feshbach                       Director                                      December 23, 1998
---------------------------
Herman Feshbach

/s/Al Gladen                             Director                                      December 23, 1998
---------------------------
Al Gladen

/s/Hamilton W. Helmer                    Director                                      December 23, 1998
---------------------------
Hamilton W. Helmer

/s/Donald J. McCarren                    Director                                      December 23, 1998
---------------------------
Donald J. McCarren

/s/William E. Odom                       Director                                      December 23, 1998
---------------------------
William E. Odom

/s/Carl W. Vogt                          Director                                      December 23, 1998
---------------------------
Carl W. Vogt



                                  EXHIBIT INDEX

Number Exhibit    Description of Exhibit                                                   Page
--------------    ----------------------                                                   ----

4.1               Restated Articles of Organization of the Registrant, as
                  amended by: (a) Articles of Amendment dated October 29, 1976;
                  (b) Articles of Amendment dated May 17, 1976; (c) Articles of
                  Amendment dated March 28, 1973; (d) Articles of Amendment
                  dated November 5, 1996* (filed as Exhibit 4.1 to the
                  Registrant's Registration Statement on Form S-8 filed
                  May 28, 1997 with respect to the Registrant's Equity
                  Incentive Plan); and (e) Certificate of Vote of Directors
                  Establishing a Class or Series of Stock dated April 14, 1998.             13

4.2               By-Laws of the Registrant, as amended (filed as Exhibit 2(a)(iii)
                  to Registrant's Registration Statement on Form S-7 (Registration
                  No. 2-56452 (the "Form S-7").                                            *

4.3               Specimen Certificate of Common Stock (filed as Exhibit 2(a)(i)
                  to the Form S-7).                                                        *

4.4               Common Stock Purchase Warrant dated July 18, 1995 issued in the name of Grayson & Associates (filed as Exhibit 4.6 to the
                  Registrant's Registration Statement on Form S-3) (Registration
                  No. 33-61903).                                                           *

4.5               Subscription Agreement dated July 8, 1995 between the
                  Registrant and Samuel International Investors, L.D.C. (filed
                  as Exhibit 4.7 to the Form S-3).                                         *

4.6               Common Stock Purchase Warrant in the form issued to certain of the Registrant's lenders, with schedule of lenders, exercise prices and share amounts attached (filed as Exhibit 4.8 to the
                  Form S-3).                                                               *

4.7               Shareholder Rights Agreement (the "Rights Agreement") dated as of April 17, 1998 between Registrant and American Stock
                  Transfer & Trust Co., Inc., as Rights Agent (filed as Exhibit
                  4 to the Current Report on Form 8-K filed on April 15, 1998).            *



5                 Legal Opinion of Brown, Rudnick, Freed & Gesmer.                          23

23.1              Consent of Brown, Rudnick, Freed & Gesmer.                               **

23.2              Consent of Arthur Andersen LLP.                                           27

24                Power of Attorney.                                                       ***

99                American Science and Engineering, Inc. 1998 Non-Qualified
                  Stock Option Plan                                                         28

---------------------------------------------------
* Not filed herewith. In accordance with Rule 411(c) promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Securities and Exchange Commission which documents are hereby incorporated by reference.

**     Contained in Exhibit 5.
***    Included on Signature Page of this Registration Statement.